Exhibit 99.1

WJ Communications Sells Wafer Fabrication Equipment

Enters into Technology License and Foundry Agreement with AmpTech, Inc.

SAN JOSE, Calif. May 24, 2007—WJ Communications, Inc. (Nasdaq:WJCI), a leading designer and supplier of radio frequency (RF) solutions for the wireless infrastructure and radio frequency identification (RFID) reader markets, today announced that it has sold its wafer manufacturing equipment and entered into a technology license and foundry agreement with AmpTech, Inc. The proceeds from the sale were approximately $1.8 million in cash and also included other considerations. Additionally, AmpTech entered into a lease agreement with the owner of the building for the former WJ Communications’ Milpitas facility.

“Our specialized Milpitas wafer fab has served us well for many years, and we look forward to partnering with AmpTech to ensure a steady flow of wafers in the future,” stated Bruce Diamond, President and Chief Executive Officer of WJ Communications. “The foundry agreements with AmpTech and GCS provide WJ a dual source strategy with qualified foundries and ensure capacity flexibility to meet the future needs of our customers.”

“WJ Communications is known throughout the RF industry for its product quality and long history of innovation,” said Ray Milano, Chief Executive Officer of AmpTech. “The purchase of WJ’s Milpitas fabrication equipment, combined with the license agreement, accelerates our technology roadmap and allows us to instantly leverage WJ’s expertise in advanced proprietary process technologies.”

Under the terms of the agreement, AmpTech will offer employment to certain WJ Communications’ employees and expects to ramp production in the near term.

Forward-Looking Statements

This release contains forward-looking statements including financial projections, statements as to the plans and objectives of management for future operations, and statements as to the Company’s future economic performance, financial condition or results of operations. These forward-looking statements are not historical facts but rather are based on current expectations and our beliefs. Words such as “may,” “will,” “expects,” “intends,” “plans,” “believes,” “seeks,” “could” and “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements. The Company’s actual results may differ materially from those projected in these forward-looking statements as a result of a number of factors, including, but not limited to, that the partnership with AmpTech will ensure a steady flow of wafers in the future, WJ Communications foundry agreements will ensure capacity flexibility to meet the future needs of the Company’s customers, and other risk factors contained in the Company’s Form 10-K for year ended 2006, Form 10-Q and such other factors as described from time to time in the Company’s filings with the Securities & Exchange Commission, which are available on the SEC Web site at www.sec.gov. Readers of this release are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this press release.

About WJ Communications, Inc.

WJ Communications, Inc. is a leading provider of radio frequency (RF) solutions serving multiple markets targeting wireless communications, RF identification (RFID), and WiMax. WJ addresses the RF challenges in these multiple markets with its highly reliable amplifiers, mixers, RF integrated circuits (RFICs), RFID reader modules, chipsets, and multi-chip (MCM) modules. For more information visit www.wj.com.

About AmpTech, Inc.

AmpTech, Inc. is developing compound semiconductor processes and products for RF mobile applications.

All trademarks used, referenced, or implicitly contained herein are used in good faith and highlighted to give proper public recognition to their respective owners

CONTACT: WJ Communications
R. Gregory Miller, 408-577-6200
Chief Financial Officer
Gregory.Miller@wj.com
or
Media Contact:
Claudia Lin, 408-577-6341
Marketing and Public Relations
Claudia.Lin@wj.com
or
Investor Contact:
Shelton Group Investor Relations for WJ Communications
Kellie Nugent, 972-239-5119 ext. 125
Knugent@sheltongroup.com